Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated March 4, 1997 (except for Note 11, as to which the date is October 1, 1997) for Allegiance Business Archives, Ltd. and to all references to our Firm included in this Form 8-K and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.




                                                  Stout, Causey & Horning, P.A.



Cockeysville, Maryland
November 24, 1997